UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2025

Caring Brands, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42941	99-4103908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 S Indian River Drive,

Suite 202 pbm# 1232,

Fort Pierce, FL 34950

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 896-7616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CABR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

License Agreement

On December 31, 2025, Caring Brands, Inc., a Nevada corporation, (the “Company”), entered into a license agreement (the “License Agreement”) with Itonis Pharmaceuticals (“Itonis”), a Nevada corporation. Pursuant to the License Agreement, Itonis granted the Company an exclusive, worldwide license to manufacture, market and sell Itonis’s homeopathic Emesyl product (the “Product”) in exchange for a royalty on the sales of the Product.

Under the License Agreement, the Company has agreed to use commercially reasonable efforts to market, manufacture and sell the Product. Within 60 days following execution of the License Agreement, Itonis is expected to provide the Company a technical summary regarding Emesyl and Emesyl Plus, including information relating to formulation and nasal spray technology, component sourcing, manufacturing, product stability, and certain historical sales, cost of goods and regulatory data intended to support a product launch, as well as a list of certain patents, trademarks, trade secrets and potential product improvements.

The License Agreement provides that the Company will manufacture the Product at its cost, and will keep Itonis informed regarding the identity of the manufacturer selected and the completion of initial manufacturing. The parties also may, by mutual consent, arrange for Itonis to supply the manufactured Product. In consideration for the license, the Company has agreed to pay Itonis a royalty equal to 8% of Net Sales (as defined in the License Agreement), payable within 30 days after the end of each calendar quarter, together with a quarterly written sales report. The License Agreement also provides that, for each $200,000 in Product sales reached, the Company would be entitled to receive 7% of Itonis’s equity, subject to the terms and conditions of the License Agreement.

The License Agreement may be terminated by either party in the event of a material breach by the other party that is not cured within the applicable cure period. The License Agreement also provides that the Company’s exclusive rights will terminate if Product sales are $25,000 or less for four consecutive quarters (as reported pursuant to the License Agreement) following the first full calendar quarter after product launch. The License Agreement contains customary representations and warranties, terms of confidentiality, and indemnification provisions.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement that is filed as Exhibit 10.1, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On January 5, 2026, Caring Brands issued a press release announcing the License Agreement and related matters. A copy of the press release is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	License Agreement, dated December 31, 2025, by and between the Company and Itonis Pharmaceuticals
99.1	Press Release, dated January 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2026	Caring Brands, Inc.

	By:	/s/ Glynn Wilson
	Name:	Dr. Glynn Wilson
	Title:	Chief Executive Officer